UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2013

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive P.O. Box 3453 Sunnyvale, California 94088-3453 (Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Spansion Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 6, 2013, at which three proposals were submitted to our stockholders. The proposals are described in detail in our proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2013. The results for the votes for each proposal are set forth below.

1.

The following table shows the vote tabulation on the election of the two Class III directors to our Board of Directors by holders of our Class A common stockholders, both to serve for a three-year term until the 2016 Annual Meeting or until their successors are duly qualified and elected:

	Total Votes
Name	Votes For	Votes Against	Abstain	Broker Non-Votes

Raymond Bingham	47,020,703	6,397,707	187	1,225,329

John H. Kispert	53,017,273	401,324	0	1,225,329

2. The following table shows the vote tabulation on the non-binding, advisory vote to approve the compensation paid to the named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of the Company’s 2013 proxy statement:

Votes For	Votes Against	Abstain	Broker Non-Votes
26,152,843	26,440,188	825,566	1,225,329

3. The following table shows the vote tabulation for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2013:

Votes For	Votes Against	Abstain	Broker Non-Votes
54,248,969	43,994	350,963	0

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 7, 2013	SPANSION INC.

	By:	/s/ Scot A. Griffin
	Name:	Scot A. Griffin
	Title:	Corporate Senior Vice President, General Counsel and Secretary

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